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                                                                    EXHIBIT 12.3


                                      TWE
                       RATIO OF EARNINGS TO FIXED CHARGES


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
                                     PRO FORMA                                                   HISTORICAL
                            ----------------------------     --------------------------------------------------------------------
                                                             THREE MONTHS
                            THREE MONTHS        YEAR             ENDED                     YEARS ENDED DECEMBER 31,
                               ENDED           ENDED           MARCH 31,       -------------------------------------------------
                             MARCH 31,      DECEMBER 31,    ---------------                    RESTATED
                                1995            1994        1995       1994    1994    1993      1992      1992    1991    1990
                            ------------    ------------    ----       ----    ----    ----    --------    ----    ----    -----
                                                                (IN MILLIONS, EXCEPT RATIOS)
Earnings:
    Net income (loss)
      before income taxes
      and extraordinary
      item...............       $ 49            $242        $ 15       $ 52    $201     272      $210      $210    $132    $(159)
    Interest expense.....        127             499         150        135     563     573       486       436     479      639
    Amortization of
      capitalized
      interest...........          7              25           7          6      25      19        18        18      22       22
    Position of rents
      representative of
      an interest
      factor.............         13              47          13         10      47      39        36        33      27       30
    Adjustment for
      partially owned
      subsidiaries and
      50% owned
      companies..........         32             116           7          5      24      22        27        80      30       31
    Undistributed losses
      of less than 50%
      owned companies....          8              69           8          5      58      14        40        40      58       19
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
        Total earnings...       $236            $998        $200       $213    $918    $939      $817      $817    $748    $ 582
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
Fixed Charges:
    Interest expense.....       $127            $499        $150       $135    $563    $573      $486      $436    $479    $ 639
    Capitalized
      interest...........          7              25           7          6      25      20        15        15      17       19
    Portion of rents
      representative of
      an interest
      factor.............         13              47          13         10      47      39        36        33      27       30
    Adjustment for
      partially owned
      subsidiaries and
      50% owned
      companies..........          5              17           7          5      24      22        27        80      31       32
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
        Total fixed
          charges........       $152            $588        $177       $156    $659    $654      $564      $564    $554    $ 720
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
Ratio of earnings to
  fixed charges
  (deficiency in the
  coverage of fixed
  charges by earnings
  before fixed
  charges)...............        1.6x            1.7x        1.1x       1.4x    1.4x    1.4x      1.4x      1.4x    1.4x   $(138)
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
                               -----           -----        ----       ----    ----    ----    --------    ----    ----    -----
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